UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report: February 12, 2014 (February 19, 2013)

(Date of Earliest Event Reported)

PENN VIRGINIA CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Virginia	1-13283	23-1184320
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Four Radnor Corporate Center, Suite 200
100 Matsonford Road, Radnor, Pennsylvania	19087
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (610) 687-8900

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On February 13, 2014, the Board of Directors (the “Board”) of Penn Virginia Corporation (the “Company”) approved changes to the Company’s director compensation policy to (i) increase the annual equity portion of a director’s compensation from $110,000 to $120,000 and (ii) increase the annual cash retainer payable to the Chairman of the Compensation and Benefits Committee of the Board (the “C&B Committee”) from $15,000 to $20,000. The changes had been recommended to the Board by the C&B Committee and are effective January 1, 2014.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Executive Compensation

On February 12, 2014, the C&B Committee determined that cash bonuses payable to executive officers of the Company in 2014 relating to their performance in 2013 are as follows:

Name and Principal Position	Cash Bonus ($)

H. Baird Whitehead President and Chief Executive Officer	575,000
Steven A. Hartman Senior Vice President and Chief Financial Officer	270,000
John A. Brooks Executive Vice President and Chief Operating Officer	290,000
Nancy M. Snyder Executive Vice President, Chief Administrative Officer, General Counsel and Corporate Secretary	260,000

On the same day, the C&B Committee determined that base salaries payable to executive officers of the Company in 2014 are as follows:

Name and Principal Position	2014 Salary ($)

H. Baird Whitehead President and Chief Executive Officer	625,000
Steven A. Hartman Senior Vice President and Chief Financial Officer	345,000
John A. Brooks Executive Vice President and Chief Operating Officer	385,000
Nancy M. Snyder Executive Vice President, Chief Administrative Officer, General Counsel and Corporate Secretary	335,000

2011 Annual Incentive Cash Bonus and Long-Term Equity Compensation Guidelines

On February 12, 2014, the C&B Committee amended the Penn Virginia Corporation 2011 Annual Incentive Cash Bonus and Long-Term Equity Compensation Guidelines (the “Incentive Award Guidelines”). The principal amendments were as follows:

•	Replace the NAV per share and EBITDAX performance metrics with a leverage performance metric (defined as the ratio of total debt to EBITDAX);

•	Change the cash bonus target and stretch amounts for the Company’s Chief Operating Officer from 100% and 200% to 90% and 180%;

•	Change references from Mcfe (million cubic feet equivalent) to BOE (barrel of oil equivalent;

•	Update references to the Company’s revolving credit facility and long-term equity incentive plan;

•	Set the 2014 weightings for the four performance metrics (production, drilling F&D costs per BOE, cash costs per BOE and leverage) at 25% each; and

•	Set the 2014 attainment levels for each of the four performance metrics.

A copy of the Incentive Award Guidelines, as amended, is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Penn Virginia Corporation Amended and Restated Annual Incentive Cash Bonus and Long-Term Equity Compensation Guidelines.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 19, 2014

Penn Virginia Corporation

By:	/s/ Nancy M. Snyder
Name:	Nancy M. Snyder
Title:	Executive Vice President, Chief Administrative Officer, General Counsel and Corporate Secretary

Exhibit Index

Exhibit No.	Description

10.1	Penn Virginia Corporation Amended and Restated Annual Incentive Cash Bonus and Long-Term Equity Compensation Guidelines.

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